Exhibit 99.1

First United Honored by 2020 Women on Boards for

Female Board Representation

OAKLAND, Md. – March 26, 2020 – First United Corporation (NASDAQ: FUNC), a bank holding company and the parent company of First United Bank & Trust (the "Company" or "First United"), today announced that it has been recognized as a “Winning (W)” company by 2020 Women on Boards, the premier global education and advocacy campaign committed to increasing the number of women on corporate boards.

“We are proud of having a gender diverse board and are honored by the recognition from 2020 Women on Boards,” said Carissa Rodeheaver, CEO, President and Chairman of the Board of Directors of the Company. “We view empowering women and ensuring representation throughout our Company as an initiative that creates meaningful value for our business, and this remains a key priority for us at First United.”

A “Winning (W)” company is selected from among the companies in the Russell 3000 index for having achieved the goal of at least 20% of its board seats being held by women. First United has four female directors out of 11 total members, which means women hold 36% of its Board seats. 2020 Women on Boards annually tracks, analyzes and reports on the progress of numbers of women serving on the Russell 3000 company boards. As a campaign dedicated to education and collaboration, 2020WOB recognizes companies, including First United, that exhibit good corporate governance.

“It’s even more critical now, at a time when the business world is transforming a total shift in board governance practices, that we applaud leading companies, including First United, that appreciate having business-savvy women on their boards as a competitive advantage,” said Betsy Berkhemer-Credaire, CEO of 2020 Women on Boards. “Even with the positive national momentum, U.S. companies are still a long way from gender balance in the boardroom. And First United is paving the way.”

ABOUT FIRST UNITED CORPORATION

First United Corporation is the parent company of First United Bank & Trust, a Maryland trust company with commercial banking powers (the "Bank"), and two statutory trusts that were used as financing vehicles. The Bank has four wholly-owned subsidiaries: OakFirst Loan Center, Inc., a West Virginia finance company; OakFirst Loan Center, LLC, a Maryland finance company; First OREO Trust, a Maryland statutory trust that holds and services real estate acquired by the Bank through foreclosure or by deed in lieu of foreclosure; and FUBT OREO I, LLC, a Maryland company that likewise holds and services real estate acquired by the Bank through foreclosure or by deed in lieu of foreclosure. The Bank also owns 99.9% of the limited partnership interests in Liberty Mews Limited Partnership; a Maryland limited partnership formed for the purpose of acquiring, developing and operating low-income housing units in Garrett County, Maryland. First United Corporation's website is www.mybank.com.

ABOUT 2020 WOMEN ON BOARDS (2020WOB)

2020 Women on Boards (2020WOB), a 501(c)3 nonprofit, is the leading global education and advocacy campaign driving the movement toward gender balance on corporate boards of directors. Founded in 2010, the campaign established its initial goal that by 2020 at least 20% of all public company board seats in the U.S. would be held by women. The target was met a year early, achieving 20.4% in 2019, and the campaign will launch a new brand and campaign mission in January 2021. Its annual research will continue to track, analyze and publish the statistics of women on the boards of Russell 3000 companies in its Gender Diversity Index report and accessible within their Gender Diversity Directory, both accessible online. The campaign continues to expand within the U.S. and abroad. Educate. Collaborate. Advocate. Celebrate!  www.2020WOB.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but are statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports that First United Corporation files with the Securities and Exchange Commission (the “SEC”) entitled “Risk Factors”.

Important Additional Information

First United, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from First United’s shareholders in connection with First United’s 2020 annual meeting of shareholders. First United intends to file a definitive proxy statement and a proxy card with the SEC in connection with any such solicitation of proxies from First United shareholders. SHAREHOLDERS OF FIRST UNITED ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Exhibit 99.2 to First United’s Current Report on Form 8-K, to be filed with the SEC on March 26, 2020 (“Exhibit 99.2”) contains information regarding the direct and indirect interests, by securities holdings or otherwise, of First United’s directors and executive officers in First United’s securities. If the holdings of First United’s securities change from the amounts provided in Exhibit 99.2, such changes will be set forth in SEC filings on Form 3, 4, and 5, which can be found through First United’s website at http://investors.mybank.com/ or through the SEC’s website www.sec.gov. Information can also be found in First United’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2019. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2020 annual meeting of shareholders. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by First United with the SEC at no charge at the SEC’s website www.sec.gov. Copies will also be available at no charge at First United’s website at http://investors.mybank.com/.

First United Media Contacts

Prosek Partners

Brian Schaffer / Kristen Duarte

(646) 818-9229 / (646) 818-9074

bschaffer@prosek.com / kduarte@prosek.com

2020WOB Media Relations Contact

Caitlin McShane

Principal, EMC Strategies

415-225-8855 | @caitlinmcshane